Exhibit 32.2

SECTION 906 CERTIFICATION

 I, James L. Koenig, Acting Chief Financial Officer of The Amacore Group, Inc. certify, pursuant to 18 U.S.C. ss. 1350 as adopted by ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of The Amacore Group, Inc.

Dated: August 17, 2006
/s/ James L. Koenig James L. Koenig Acting Chief Financial Officer